Exhibit 25.1

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)                |    |

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

240 Greenwich Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

Cedar Fair, L.P.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-1560655 (I.R.S. employer identification no.)
One Cedar Point Drive Sandusky, Ohio (Address of principal executive offices)	44870-5259 (Zip code)

Canada’s Wonderland Company

(Exact name of obligor as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0524175 (I.R.S. employer identification no.)
One Cedar Point Drive Sandusky, Ohio (Address of principal executive offices)	44870-5259 (Zip code)

Magnum Management Corporation

(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-6525545 (I.R.S. employer identification no.)
One Cedar Point Drive Sandusky, Ohio (Address of principal executive offices)	44870-5259 (Zip code)

Millennium Operations LLC

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2068285 (I.R.S. employer identification no.)
One Cedar Point Drive Sandusky, Ohio (Address of principal executive offices)	44870-5259 (Zip code)

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address of Registrant Guarantor’s Principal Executive Offices

Carowinds LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Cedar Fair Southwest Inc.	Delaware	06-1346301	One Cedar Point Drive Sandusky, Ohio 44870-5259

Cedar Point Park LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Dorney Park LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Geauga Lake LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Kings Dominion LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Kings Island Company	Delaware	31-1088699	One Cedar Point Drive Sandusky, Ohio 44870-5259

Kings Island Park LLC	Delaware	31-1088699	One Cedar Point Drive Sandusky, Ohio 44870-5259

Knott’s Berry Farm LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Michigan’s Adventure, Inc.	Michigan	38-2173895	One Cedar Point Drive Sandusky, Ohio 44870-5259

Michigan’s Adventure Park LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Valleyfair LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address of Registrant Guarantor’s Principal Executive Offices

Wonderland Company Inc.	Delaware	13-3929556	One Cedar Point Drive Sandusky, Ohio 44870-5259

Worlds of Fun LLC	Delaware	52-2068285	One Cedar Point Drive Sandusky, Ohio 44870-5259

5.250% Senior Notes due 2029

and Guarantees of 5.250% Senior Notes due 2029

(Title of the indenture securities)

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1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of the Department of Financial Services of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	550 17th Street, NW Washington, D.C. 20429

The Clearing House Association L.L.C.	100 Broad Street New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229494).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-229519).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the15th day of May, 2020.

THE BANK OF NEW YORK MELLON

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2019, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,933,000
Interest-bearing balances	111,243,000
Securities:
Held-to-maturity securities	34,475,000
Available-for-sale securities	86,681,000
Equity securities with readily determinable fair values not held for trading	54,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	18,746,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	25,127,000
LESS: Allowance for loan and lease losses	95,000
Loans and leases held for investment, net of allowance	25,032,000
Trading assets	6,040,000
Premises and fixed assets (including capitalized leases)	3,026,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	1,728,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	7,019,000
Other assets	13,408,000

Total assets	311,387,000

LIABILITIES
Deposits:
In domestic offices	153,793,000
Noninterest-bearing	54,357,000
Interest-bearing	99,436,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	110,537,000
Noninterest-bearing	4,931,000
Interest-bearing	105,606,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices .	2,526,000
Securities sold under agreements to repurchase	1,868,000
Trading liabilities	3,250,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	6,839,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	6,571,000

Total liabilities	285,384,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,135,000
Retained earnings	15,105,000
Accumulated other comprehensive income	-1,372,000
Other equity capital components	0
Total bank equity capital	26,003,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	26,003,000

Total liabilities and equity capital	311,387,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors